                                   Post-Effective Amendment No. 1 (No. 33-59785)
                                                     Registration No. 333-49201

     As filed with the Securities and Exchange Commission on April 23, 1998

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           _________________________

                                AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           _________________________

  Lincoln National Corporation               Lincoln National Capital III
  (Exact name of registrant as                Lincoln National Capital IV
    specified in its charter)                 Lincoln National Capital V
                                              Lincoln National Capital VI
                                           (Exact name of each registrant as
            Indiana                         specified in its Trust Agreement)
  (State or other jurisdiction of                      Delaware
   incorporation or organization)            (State or other jurisdiction of
           35-1140070                         Incorporation or organization
        (I.R.S. Employer                         of each registrant)
       Identification Number)                        Each to be Applied for
       200 East Berry Street                          (I.R.S. Employer
   Fort Wayne, Indiana  46802-2706                   Identification No.)
         (219) 455-2000                       c/o Lincoln National Corporation
   (Address, including zip code,                   200 East Berry Street
  and telephone number, including              Fort Wayne, Indiana 46802-2706
    area code, of registrant's                          (219) 455-2000
   principal executive offices)              (Address, including zip code, and
                                              telephone number, including area
                                                 code, of each registrant's
                                                 principal executive offices)
                          ____________________________
                              Jack D. Hunter, Esq.
                  Executive Vice President and General Counsel
                          Lincoln National Corporation
                             200 East Berry Street
                        Fort Wayne, Indiana  46802-2706
                                 (219) 455-2000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                With copies to:
       John L. Steinkamp
 Vice President and Associate                        Arthur J. Simon
       General Counsel                         Sonnenschein Nath & Rosenthal
   Lincoln National Corporation                       8000 Sears Tower
      200 Berry Street                           Chicago, Illinois 60606
   Fort Wayne, Indiana 46802                          (312) 876-7567
        (219) 455-2000

                         ___________________________
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering. [ ]

 If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                          ____________________________

                        CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                                                             Proposed maximum     Proposed maximum      Amount of
                                                           Amount to be     offering price per   aggregate offering   registration
    Title of each class of Securities to be registered   registered(1)(2)         unit(3)               price            fee (4)
----------------------------------------------------------------------------------------------------------------------------------
 Securities of Lincoln National Corporation:
    Debt Securities  . . . . . . . . . . . . . . . . .
    Preferred Stock, no par value(5) . . . . . . . . .
    Depositary Shares  . . . . . . . . . . . . . . . .
    Common Stock, no par value(6)  . . . . . . . . . .
    Warrants . . . . . . . . . . . . . . . . . . . . .
    Stock Purchase Contracts . . . . . . . . . . . . .
    Stock Purchase Units . . . . . . . . . . . . . . .
 Preferred Securities of Lincoln National
 Capital III . . . . . . . . . . . . . . . . . . . . .
 Preferred Securities of Lincoln National Capital IV .
 Preferred Securities of Lincoln National Capital V  .
 Preferred Securities of Lincoln National Capital VI .
 Guarantees of Preferred Securities of Lincoln National
 Capital III, Lincoln National Capital IV, Lincoln
 National Capital V and Lincoln National Capital VI by
 Lincoln National Corporation (7)  . . . . . . . . . .
     Total . . . . . . . . . . . . . . . . . . . . . .   $1,000,000,000            100%            $1,000,000,000        $295,000(8)
==================================================================================================================================


(1) Such indeterminate number or amount of Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units of Lincoln National Corporation and Preferred Securities of Lincoln National Capital Trust III, Lincoln National Capital Trust IV, Lincoln National Capital Trust V and Lincoln National Capital Trust VI as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to Lincoln National Capital Trust III, Lincoln National Capital Trust IV, Lincoln National Capital Trust V and Lincoln National Capital Trust VI, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Lincoln National Capital Trust III, Lincoln National Capital Trust IV, Lincoln National Capital Trust V and Lincoln National Capital Trust VI and the distribution of the assets thereof.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $1,300,000,000. In addition, this Registration Statement includes such presently indeterminate number of Offered Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Offered Securities being registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended ("Securities Act"), and exclusive of accrued interest and dividends, if any.
(4) Does not include certain securities of Lincoln National Corporation covered by Registration Statement No. 33-59785 being carried over to this Registration Statement or the registration fee previously paid with respect to such securities.
(5) The Preferred Stock may include Common Stock Purchase Rights which, prior to the occurrence of certain events, would not be exercisable or evidenced separately from the Preferred Stock.
(6) The Common Stock includes associated Purchase Rights which are not exercisable prior to the occurrence of certain events. Such Rights initially are attached to and trade with the Common Stock. No separate consideration will be received for such Rights.
(7) Lincoln National is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by Lincoln National Capital Trust III, Lincoln National Capital Trust IV, Lincoln National Capital Trust V and Lincoln National Capital Trust VI. No separate consideration will be received for any Guarantee or any other such obligations.

(8)   Previously paid.


      Pursuant to Rule 429, the Prospectus included in this Registration Statement also relates to $300,000,000 of securities registered and remaining unissued under Registration Statement No. 33-59785 previously filed by Lincoln National Corporation, with respect to which the filing fee has previously been paid to the Commission. Such Registration Statement is accordingly amended to reflect the information contained herein, including the addition of Lincoln National Capital Trust III, Lincoln National Capital Trust IV, Lincoln National Capital Trust V and Lincoln National Capital Trust VI as registrants. In the event that any of such previously registered securities are offered prior to the effective date of this Registration Statement, the amount of such securities will not be included in any Prospectus hereunder. The amount of securities being registered, together with the remaining securities registered under Registration Statement No. 33-59785, represents the maximum amount of securities which are expected to be offered for sale.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                               EXPLANATORY NOTE

     This Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing exhibits to the Registration Statement, and no changes or additions are being made hereby to the preliminary Prospectus which forms part of the Registration Statement. Accordingly, the preliminary Prospectus has been omitted from this filing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this Registration Statement.

             Securities and Exchange Commission registration fee . . . . . . . . . . .     $295,000
             Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . .       80,000
             Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . .      100,000
             Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . .      150,000
             Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . .       30,000
             Indenture trustee's fees and expenses   . . . . . . . . . . . . . . . . .       50,000
             Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45,000
                                                                                           --------
                      Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $750,000
                                                                                           ========




The foregoing items, except for the Securities and Exchange Commission fee, are estimated. All expenses will be borne by the Company except as otherwise indicated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The following discussion of the indemnification provisions of the Indiana Business Corporation Law (Indiana Code Section 23-1-37) (the "Law"), which applies to the Registrant, is a summary, is not meant to be complete, and is qualified in its entirety by reference to the Law. The Law provides indemnity for present and past directors, officers, employees and agents of the Company and of other entities, including partnerships, trusts and employee benefit plans, who serve in such capacities at the request of the Company, against obligations to pay as the result of threatened, pending or completed actions, suits or proceedings, whether criminal, civil, administrative or investigations to which they are parties, if it is determined by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors that they acted in good faith and they reasonably believed their conduct in their official capacity was in the Company's best interests or if such conduct was not in their official capacity, that the same was at least not opposed to the Company's best interests, and that in criminal proceedings they had reasonable cause to believe their conduct was lawful or no reasonable cause to believe that it was unlawful. The Law provides for mandatory indemnification for directors and officers against reasonable expenses incurred if they were wholly successful in the defense of such proceeding. Also termination of a proceeding by judgment, settlement or like disposition is not determinative that the director, officer, employee or agent did not meet the standard of conduct set forth in the Law. The indemnity provided by the Law may be enforced in court and provision is made for advancement of expenses. The Law also permits the Company to insure its liability on behalf of the directors, officers, employees and agents so indemnified and the Law does not exclude any other rights in indemnification and advancement of expenses provided in the Company's Articles of Incorporation, Bylaws, or resolutions of its board of directors or its shareholders.

         The Bylaws of the Company provide for the indemnification of its officers, directors and employees against reasonable expenses, including settlements, that may be incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties so long as (i) the individual's conduct was in good faith, (ii) he reasonably believed that the conduct was in the Company's best interests (or for non-corporate acts, not against the best interest of the Company), and
(iii) in the case of criminal proceedings, the individual either had reason to believe the conduct was lawful, or no reasonable cause to believe it was unlawful. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors. In the case of individuals who are not directors, such determination shall be made by the chief executive officer of the Company or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the Company.

         Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Company maintains directors' and officers' liability insurance with an annual aggregate limit of $50,000,000 for the current policy period, subject to a $1,000,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer.

         Reference is made to the applicable Underwriting Agreement filed as
Exhibit 1 to this Registration Statement.

         Under each Trust Agreement, the Company will agree to indemnify each of the Trustees of the Lincoln Trust or any predecessor Trustee for the Lincoln Trust, and to hold the Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16.  EXHIBITS

 EXHIBIT NO.

 1(a) Form of Underwriting Agreement for Debt Securities, Preferred Stock and Common Stock is incorporated by reference to the Company's Form 8-K filed with the Commission on September 29, 1994.

 1(b)+            Form of Underwriting Agreement (Warrants)


 1(c)             Form of Underwriting Agreement (Preferred Securities)


 1(d)+            Form of Underwriting Agreement (Stock Purchase Contracts)

 1(e)+            Form of Underwriting Agreement (Stock Purchase Units)

 4(a) Articles of Incorporation of the Company, as amended, are incorporated by reference to Exhibit 4(a) to the Company's Form S-3/A (File No. 33-55379) filed with the Commission on September 15, 1994.

 4(b) By-laws of the Company, as amended, are incorporated by reference to Exhibit 3(b) to the Company's Form 10-K (File No. 1-6028) for fiscal year ended December 31, 1997. Rights

 4(c) Rights Agreement, as last amended November 14, 1996, is incorporated by reference to the Company's Form 8-K filed with the Commission on November 22, 1996.

 4(d) Indenture of the Company dated as of January 15, 1987 (Commission File No. 33-22658) is incorporated by reference to Exhibit 4(a) of the Company's Form 10-K for the year ended December 31, 1994 filed with the Commission on March 27, 1995.

 4(e) First Supplemental Indenture dated as of July 1, 1992, to Indenture of the Company dated as of January 15, 1987, is incorporated by reference to Exhibit 4(b) to the Company's Form 10-K for the year ended December 31, 1996 filed with the Commission on March 13, 1997.

 4(f)             Specimen Notes for 7 1/8% Notes due July 15, 1999
                  (Commission File No. 33-22658) and for 7 5/8% Notes due July 15, 2002 (Commission File No. 33-22658) are incorporated by reference to Exhibit 4(c) of the Company's Form 10-K for the year ended December 31, 1996, filed with the Commission on March 13, 1997.

 4(g) Indenture of the Company dated as of September 15, 1994, between the Company and The Bank of New York, as Trustee, is incorporated by reference to Exhibit No. 4(c) of the Company's Form S-3/A (Commission File No. 33-55379), filed with the Commission on September 15, 1994.

 4(h) Form of Note is incorporated by reference to Exhibit No.4(d) to the Company's Registration Statement on Form S-3/A (Commission File No. 33-55379), filed with the Commission on September 15, 1994.

 4(i) Form of Zero Coupon Security is incorporated by reference to Exhibit No. 4(f) of the Company's Registration Statement on Form S-3/A (Commission File No. 33-55379), filed with the Commission on September 15, 1994.

 4(j) Specimen of the Company's 9 1/8% Debentures due October 1, 2024 (Commission File No. 33-55379) is incorporated by reference to Schedule I of the Company's Form 8-K filed with the Commission on September 29, 1994.

 4(k) Specimen of the Company's 7 1/4% Debenture due May 15, 2005 (Commission File Nos. 33-55379 and 33-59785) is incorporated by reference to Schedule III of the Company's Form 8-K filed with the Commission on May 17, 1995.

 4(l) Junior Subordinated Indenture dated as of May 1, 1996 between the Company and The First National Bank of Chicago is incorporated by reference to Exhibit 4(j) of the Company's Form 10-K for the year ended December 31, 1996, filed with the Commission on March 13, 1997.

 4(m) Guarantee Agreement for Lincoln National Capital I is incorporated by reference to Exhibit 4(k) of the Company's Form 10-K for the year ended December 31, 1996, filed with the Commission on March 13, 1997.

 4(n) Guarantee Agreement for Lincoln National Capital II is incorporated by reference to Exhibit 4(l) of the Company's form 10-K for the year ended December 31, 1996, filed with the Commission on March 13, 1997.

 4(o) Form of Lincoln National Capital I 8.75% Cumulative Quarterly Income Preferred Securities, Series A (Commission File No. 333-04133) is incorporated by reference to Exhibit 4(m) to the Company's Form 10-K for the year ended December 31, 1996, filed with the Commission on March 13, 1997.

 4(p) Form of Lincoln National Capital II 8.35% Trust Originated Preferred Securities, Series B (Commission File No. 333-04133) is incorporated by reference to Exhibit 4(n) to the Company's Form 10-K for the year ended December 31, 1996, filed with the Commission on March 13, 1997.

 4(q) Form of 6 1/2% Note due March 15, 2008 is incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed with the Commission on March 24, 1998.

 4(r) Form of 7% Note due March 15, 2018 is incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed with the Commission on March 24, 1998.

 4(s) Certificate of Trust of Lincoln National Capital III is incorporated by reference to Exhibit 4(m) to the Company's Form S-3 (File No. 333-04133) filed with the Commission on May 21, 1996.

 4(t) Trust Agreement of Lincoln National Capital III is incorporated by reference to Exhibit 4(n) to the Company's Form S-3 (File No. 333-04133) filed with the Commission on May 21, 1996.

 4(u)             Certificate of Trust of Lincoln National Capital IV

 4(v)             Trust Agreement of Lincoln National Capital IV

 4(w)             Certificate of Trust of Lincoln National Capital V

 4(x)             Trust Agreement of Lincoln National Capital V

 4(y)             Certificate of Trust of Lincoln National Capital VI

 4(z)             Trust Agreement of Lincoln National Capital VI

 4(aa) Form of Amended and Restated Trust Agreement for Lincoln National Capital III is incorporated by reference to Exhibit 4(q) to the Company's Form S-3/A (File No. 333-04133) filed with the Commission on June 19, 1996.

 4(bb) Form of Amended and Restated Trust Agreement for Lincoln National Capital IV

 4(cc)            Form of Amended and Restated Trust Agreement for Lincoln
                  National Capital V

 4(dd) Form of Amended and Restated Trust Agreement for Lincoln National Capital VI

 4(ee) Form of Preferred Security Certificate for Lincoln National Capital III, Lincoln National Capital IV, Lincoln National Capital V and Lincoln National Capital VI (included as Exhibit D of Exhibits 4(aa), 4(bb), 4(cc) and 4(dd), respectively)

 4(ff) Form of Guarantee Agreement for Lincoln National Capital III is incorporated by reference to Exhibit 4(q) to the Company's Form S-3/A (File No. 333-04133) filed with the Commission on June 19, 1996.

 4(gg)            Form of Guarantee Agreement for Lincoln National Capital IV

 4(hh)            Form of Guarantee Agreement for Lincoln National Capital V

 4(ii)            Form of Guarantee Agreement for Lincoln National Capital VI

 5(a)             Opinion of Sonnenschein Nath & Rosenthal

 5(b) Opinion of Richards, Layton & Finger as to legality of the Preferred Securities to be issued by Lincoln National Capital III, Lincoln National Capital IV, Lincoln National Capital V and Lincoln National Capital VI

 12 Statement re: Computation of Ratio of Earnings to Fixed Charges is incorporated by reference to Exhibit 12 to the Company's Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

 23(a)            Consent of Ernst & Young LLP

 23(b)            Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                  5(a))

 23(c)            Consent of Richards, Layton & Finger (included in Exhibit
                  5(b))

 24 **            Powers of Attorney (included on signature page)

 25(a) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Junior Subordinated Indenture.

 25(b) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital III.

 25(c) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital IV

 25(d) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital V

 25(e) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VI

 25(f) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital III.

 25(g) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital IV

 25(h) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital V

 25(i) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital VI
---------------------
+     To be filed under subsequent Form 8-K

**    Previously filed


ITEM 17.  UNDERTAKINGS

      (a)  The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) If the securities to be registered are to be offered at competitive bidding, the undersigned registrants hereby undertake: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

      (d) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (e)  The undersigned registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (f) The undersigned registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

      (g) The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fort Wayne, Indiana on April 23, 1998.


                                  LINCOLN NATIONAL CORPORATION


                                  By:   /s/ Ian M. Rolland
                                        -------------------------------------
                                        Ian M. Rolland, Chairman of the Board
                                        and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on April 23, 1998.




/s/ Ian M. Rolland                 Chairman of the Board of Directors and Chief
---------------------------------  Executive Officer (Principal Executive
Ian M. Rolland                     Officer)

/s/ Richard C. Vaughan             Executive Vice President and Chief Financial
---------------------------------  Officer (Principal Financial Officer)
Richard C. Vaughan

/s/ Donald L. Van Wyngarden        Second Vice President and Controller
---------------------------------  (Principal Accounting Officer)
Donald L. Van Wyngarden


              *                    Director
---------------------------------
J. Patrick Barrett

              *                    Director
---------------------------------
Thomas D. Bell, Jr.

              *                    President and Director
---------------------------------
Jon A. Boscia

              *                    Director
---------------------------------
Daniel R. Efroymonson

              *                    Director
---------------------------------
Harry L. Kavetas

              *                    Director
---------------------------------
M. Leanne Lachman

              *                    Director
---------------------------------
Earl L. Neal

              *                    Director
---------------------------------
Roel Pieper

              *                    Director
---------------------------------
John M. Pietruski

              *                    Director
---------------------------------
Jill S. Ruckelshaus

              *                    Director
---------------------------------
Gordon A. Walker

              *                    Director
---------------------------------
Gilbert R. Whitaker, Jr.


*  By:  John L. Steinkamp
      ---------------------------
      (John L. Steinkamp,
       Attorney-in-Fact)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lincoln National Capital Trust III, Lincoln National Capital Trust IV, Lincoln National Capital Trust V and Lincoln National Capital Trust VI, each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Wayne, state of Indiana, on April 23, 1998.


                                  LINCOLN NATIONAL CAPITAL TRUST III

                                  By: Lincoln National Corporation, as Depositor


                                  By:    /s/ Janet C. Whitney
                                         -------------------------------------
                                  Name:  Janet C. Whitney
                                  Title: Vice President and Treasurer


                                  LINCOLN NATIONAL CAPITAL TRUST IV

                                  By: Lincoln National Corporation, as Depositor



                                  By:    /s/ Janet C. Whitney
                                         -------------------------------------
                                  Name: Janet C. Whitney
                                  Title: Vice President and Treasurer


                                  LINCOLN NATIONAL CAPITAL TRUST V

                                  By: Lincoln National Corporation, as Depositor


                                  By:    /s/ Janet C. Whitney
                                         -------------------------------------
                                  Name: Janet C. Whitney
                                  Title: Vice President and Treasurer


                                  LINCOLN NATIONAL CAPITAL TRUST VI

                                  By: Lincoln National Corporation, as Depositor


                                  By:    /s/ Janet C. Whitney
                                         -------------------------------------
                                  Name:  Janet C. Whitney
                                  Title: Vice President and Treasurer

                                EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------
 1(c)             Form of Underwriting Agreement (Preferred Securities)

 4(u)             Certificate of Trust of Lincoln National Capital IV

 4(v)             Trust Agreement of Lincoln National Capital IV

 4(w)             Certificate of Trust of Lincoln National Capital V

 4(x)             Trust Agreement of Lincoln National Capital V

 4(y)             Certificate of Trust of Lincoln National Capital VI

 4(z)             Trust Agreement of Lincoln National Capital VI

 4(bb) Form of Amended and Restated Trust Agreement for Lincoln National Capital IV

 4(cc)            Form of Amended and Restated Trust Agreement for Lincoln
                  National Capital V

 4(dd) Form of Amended and Restated Trust Agreement for Lincoln National Capital VI

 4(ee) Form of Preferred Security Certificate for Lincoln National Capital III, Lincoln National Capital IV, Lincoln National Capital V and Lincoln National Capital VI (included as Exhibit D of Exhibits 4(aa), 4(bb), 4(cc) and 4(dd), respectively)

 4(gg)            Form of Guarantee Agreement for Lincoln National Capital IV

 4(hh)            Form of Guarantee Agreement for Lincoln National Capital V

 4(ii)            Form of Guarantee Agreement for Lincoln National Capital VI

 5(a)             Opinion of Sonnenschein Nath & Rosenthal

 5(b) Opinion of Richards, Layton & Finger as to legality of the Preferred Securities to be issued by Lincoln National Capital III, Lincoln National Capital IV, Lincoln National Capital V and Lincoln National Capital VI

 23(a)            Consent of Ernst & Young LLP

 23(b)            Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                  5(a))

 23(c)            Consent of Richards, Layton & Finger (included in Exhibit
                  5(b))

 25(a) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Junior Subordinated Indenture.

 25(b) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital III.

 25(c) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital IV

 25(d) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital V

 25(e) Form T-1 Statement of Eligibility of The First Chicago National Bank to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VI

 25(f) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital III.

 25(g) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital IV

 25(h) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital V

 25(i) Form T-1 Statement of Eligibility of The First Chicago National Bank under the Guarantee for the benefit of the holders of Preferred Securities of Lincoln National Capital VI